Exhibit 99.1

For Release: November 7, 2007	Contact:	William P. Benac
Michael Obertop
636.940.6000

AMERICAN RAILCAR INDUSTRIES, INC. REPORTS THIRD QUARTER 2007 RESULTS

     St. Charles, MO, November 7, 2007 — American Railcar Industries, Inc. (“ARI” or the “Company”) [NASDAQ: ARII] today reported its third quarter 2007 financial results.
     For the three months ended September 30, 2007, revenues were $139.9 million and the net earnings attributable to common shareholders were $5.0 million or $0.23 per diluted share. In comparison, for the three months ended September 30, 2006, the Company had revenues of $150.5 million and net earnings attributable to common shareholders of $11.0 million or $0.52 per diluted share, including a pre-tax benefit of $9.3 million related to insurance recoveries from the April 2006 tornado at the Company’s tank railcar facility. The $9.3 million included $5.0 million of business interruption insurance compensation for lost profits while the tank railcar facility was shutdown due to the damage from the tornado, along with a $4.3 million gain, which was related to the involuntary conversion of assets that were destroyed by the tornado. During the three months ended September 30, 2007, the Company shipped 1,276 railcars compared to 1,546 railcars in the same period of 2006.
     Revenues and railcar shipments decreased in the third quarter of 2007 compared to the same period in 2006 primarily due to a reduction of hopper railcar shipments, reflecting less demand and increased competition for some of our hopper railcar products. The revenue decline on hopper railcars was partially offset by an increase in tank railcar shipments, which was due to increased tank railcar capacity and the recovery from low 2006 shipments caused by the tank railcar facility being shutdown for repair of tornado damages.
     EBITDA was $12.7 million in the third quarter of 2007 compared to EBITDA of $20.5 million in the third quarter of 2006, including the effect of insurance recoveries. The decrease in EBITDA was driven primarily by the decrease in revenues as described above.
     For the nine months ended September 30, 2007, revenues were $536.2 million and the net earnings attributable to common shareholders were $29.4 million or $1.38 per diluted share. In comparison, for the nine months ended September 30, 2006, the Company had revenues of $480.7 million and net earnings attributable to common shareholders of $28.5 million or $1.39 per diluted share, including a pre-tax benefit of $14.3 million related to insurance recoveries. The $14.3 million included $10.0 million of business interruption insurance compensation for lost profits while the tank railcar facility was shutdown due to the damage from the tornado, along with a $4.3 million gain, which was related to the involuntary conversion of assets that were destroyed by the tornado. During the nine months ended September 30, 2007, we shipped 5,465 railcars compared to 5,260 railcars in the same period of 2006.
     Revenues increased in the nine months ended September 30, 2007 compared to the same period in 2006, primarily due to an increase in tank railcar shipments, resulting from increased tank railcar plant capacity in 2007 and the recovery from the tornado related shutdown in 2006. This was partially offset by a reduction of hopper railcar shipments, driven by less demand and increased competition for some of our hopper railcar products.
     EBITDA was $59.8 million in the nine months ended September 30, 2007 compared to EBITDA of $54.2 million in the nine months ended September 30, 2006, including the effect of our insurances recoveries of $14.3 million in 2006. The increases in EBITDA and net earnings attributable to common shareholders in 2007 resulted primarily from increased revenue as described above. In addition, we experienced improved manufacturing efficiencies at our manufacturing facilities due to lean initiatives and other performance programs implemented at the plants. A reconciliation of the Company’s quarterly and year to date net earnings to EBITDA (a non-GAAP financial measure) is set forth in the supplemental disclosure attached to this press release.
     “We are pleased that our year-to-date earnings and gross profit are both ahead of the prior year, which reflects the strength of our tank railcar business. However, we have experienced less demand and increased competition for some of our hopper railcar products in the third quarter of 2007, resulting in lower earnings for the quarter when compared to the prior year. In addition, the third quarter of 2006 included insurance related gains,” said James J. Unger, President and CEO of ARI. “Management is controlling costs at our hopper railcar facility during this time of lower production levels. We are pleased with the outstanding performance of our tank railcar plant, which partially offset the lower hopper railcar deliveries for the quarter. Our backlog remains at a high level, totaling 13,384 railcars at September 30, 2007 and our tank railcar lines are fully booked through 2008 and for most of 2009. We have hopper railcar orders through 2008 but not at capacity levels. We are pursuing a number of inquiries to fill our available capacity for hopper railcars.”
     ARI will host a webcast and conference call on Thursday, November 8, 2007 at 10:00 am (Eastern Time) to discuss the Company’s third quarter financial results. To participate in the webcast, please log on to ARI’s investor relations page through the ARI website at www.americanrailcar.com. To participate in the conference call, dial 1-866-825-3354 and use participant code 24075118. Participants are asked to logon to the ARI website or dial in to the conference call approximately 10 to 15 minutes prior to the start time.
     An audio replay of the call will also be available on the Company’s website promptly following the earnings call.
About American Railcar Industries, Inc.
     American Railcar Industries, Inc. is a leading North American manufacturer of covered hopper and tank railcars. ARI also repairs and refurbishes railcars, provides fleet management services and designs and manufactures certain railcar and industrial components used in the production of its railcars, as well as railcars and non-railcar industrial products produced by others. ARI provides its railcar customers with integrated solutions through a comprehensive set of high quality products and related services.
Forward Looking Statement Disclaimer
     This press release contains statements relating to our expected financial performance and/or future business prospects, events and plans that are “forward—looking statements” as defined under the Private Securities Litigation Reform Act of 1995. Forward-looking statements represent the Company’s estimates and assumptions only as of the date of this press release. Such statements include, without limitation, statements regarding estimated future production rates, estimated future manufacturing capacity and statements regarding any implication that the Company’s backlog may be indicative of future sales. These forward-looking statements are subject to known and unknown risks and uncertainties that could cause actual results to differ materially from the results described in or anticipated by our forward-looking statements. Estimated backlog reflects the total sales attributable to the backlog reported at the end of the particular period as if such backlog were converted to actual sales. Estimated backlog does not reflect potential price increases or decreases under our customer contracts that provide for variable pricing based on changes in the cost of certain raw materials and railcar components or the possibility that contracts may be canceled or railcar delivery dates delayed, and does not reflect the effects of any cancellation or delay of railcar orders, or potential price decreases due to market-related pricing provisions in certain of our customer contracts, any of which may occur. Other potential risks and uncertainties include, among other things: the cyclical nature of the railcar manufacturing business; adverse economic and market conditions; fluctuating costs of raw materials, including steel and railcar components, and delays in the delivery of such raw materials and components; ARI’s ability to maintain relationships with its suppliers of railcar components and raw materials; ARI’s ability to complete construction of its new flexible railcar plant in Marmaduke on a timely basis and within budget; fluctuations in the supply of components and raw materials ARI uses in railcar manufacturing; the highly competitive nature of the railcar manufacturing industry; the risk of further damage to our primary railcar manufacturing facilities or equipment; our reliance upon a small number of customers that represent a large percentage of our revenues; the variable purchase patterns of our customers and the timing of completion, delivery and acceptance of customer orders; our dependence on key personnel; the risks of labor shortage in light of our recent growth; the risk of lack of acceptance of our new railcar offerings by our customers; and the additional risk factors described in our filings with the Securities and Exchange Commission. We expressly disclaim any duty to provide updates to any forward-looking statements made in this press release, whether as a result of new information, future events or otherwise.

CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except share amounts, unaudited)

	September 30,	December 31,
	2007	2006
Assets
Current assets:
Cash and cash equivalents	$297,609	$40,922
Accounts receivable, net	34,529	34,868
Accounts receivable, due from affiliates	13,553	9,632
Inventories, net	101,135	103,510
Prepaid expenses	3,929	5,853
Deferred tax assets	1,867	2,089

Total current assets	452,622	196,874

Property, plant and equipment, net	156,364	130,293
Deferred debt issuance costs	4,125	235
Goodwill	7,169	7,169
Other assets	37	37
Investment in joint venture	13,713	4,318

Total assets	$634,030	$338,926

Liabilities and Stockholders’ Equity
Current liabilities:
Current portion of long-term debt	$31	$88
Accounts payable	40,546	54,962
Accounts payable, due to affiliates	2,694	1,689
Accrued expenses and taxes	6,056	3,099
Accrued compensation	9,549	10,282
Accrued interest expense	1,750	32
Accrued dividends	639	636

Total current liabilities	61,265	70,788

Long-term debt, net of current portion	—	8
Senior unsecured notes	275,000	—
Deferred tax liability	3,859	7,042
Pension and post-retirement liabilities	10,186	10,859
Other liabilities	2,390	49

Total liabilities	352,700	88,746

Commitments and contingencies	—	—

Stockholders’ equity:
Common stock, $.01 par value, 50,000,000 shares authorized, 21,302,296 and 21,207,773 shares issued and outstanding at June 30, 2007 and December 31, 2006, respectively	213	212
Additional paid-in capital	239,288	235,768
Retained earnings	44,088	16,649
Accumulated other comprehensive loss	(2,259)	(2,449)

Total stockholders’ equity	281,330	250,180

Total liabilities and stockholders’ equity	$634,030	$338,926

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts, unaudited)

	For the Three Months Ended
	September 30,	September 30,
	2007	2006
Revenues:
Manufacturing operations (including revenues from affiliates of $47,634 and $4,172 for the three months ended September 30, 2007 and 2006, respectively)	$127,376	$138,479

Railcar services (including revenues from affiliates of $4,289 and $4,580 for the three months ended September 30, 2007 and 2006, respectively)	12,515	11,975

Total revenues	139,891	150,454

Cost of goods sold:
Manufacturing operations	(113,251)	(125,809)

Railcar services	(10,668)	(8,920)

Total cost of goods sold	(123,919)	(134,729)
Gross profit	15,972	15,725

Income related to insurance recoveries, net	—	4,963
Gain on asset conversion, net	—	4,323
Selling, administrative and other (including costs related to affiliates of $151 and $508 for the three months ended September 30, 2007 and 2006, respectively)	(6,835)	(7,008)

Earnings from operations	9,137	18,003

Interest income	3,986	234
Interest expense	(5,517)	(103)
Earnings (loss) from joint venture	115	(278)

Earnings before income tax expense	7,721	17,856
Income tax expense	(2,861)	(6,862)

Net earnings available to common shareholders	$4,860	$10,994

Net earnings per common share — basic	$0.23	$0.52
Net earnings per common share — diluted	$0.23	$0.52
Weighted average common shares outstanding — basic	21,302	21,208
Weighted average common shares outstanding — diluted	21,392	21,261

Dividends declared per common share	$0.03	$0.03

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts, unaudited)

	For the Nine Months Ended
	September 30,	September 30,
	2007	2006
Revenues:
Manufacturing operations (including revenues from affiliates of $93,558 and $24,380 for the nine months ended September 30, 2007 and 2006, respectively)	$498,217	$443,785

Railcar services (including revenues from affiliates of $12,622 and $15,093 for the nine months ended September 30, 2007 and 2006, respectively)	38,014	36,948

Total revenues	536,231	480,733

Cost of goods sold:
Manufacturing operations	(435,389)	(397,683)

Railcar services	(31,198)	(29,080)

Total cost of goods sold	(466,587)	(426,763)
Gross profit	69,644	53,970

Income related to insurance recoveries, net	—	9,946
Gain on asset conversion, net	—	4,323
Selling, administrative and other (including costs related to affiliates of $454 and $1,526 for the nine months ended September 30, 2007 and 2006, respectively)	(20,884)	(21,730)

Earnings from operations	48,760	46,509

Interest income	10,046	1,149
Interest expense (including interest expense to affiliates of $0 and $98 for the nine months ended September 30, 2007 and 2006	(12,835)	(1,236)
Earnings from joint venture	731	59

Earnings before income tax expense	46,702	46,481
Income tax expense	(17,303)	(17,405)

Net earnings	$29,399	$29,076

Less preferred dividends	—	(568)

Earnings available to common shareholders	$29,399	$28,508

Net earnings per common share — basic	$1.38	$1.39
Net earnings per common share — diluted	$1.38	$1.39
Weighted average common shares outstanding — basic	21,265	20,484
Weighted average common shares outstanding — diluted	21,368	20,544

Dividends declared per common share	$0.09	$0.09

CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)

	For the Nine Months Ended
	September 30,	September 30,
	2007	2006
Operating activities:
Net earnings	$29,399	$29,076
Adjustments to reconcile net earnings to net cash provided by (used in) operating activities:
Depreciation	10,266	7,602
Amortization of deferred costs	482	87
Loss on the write-off of property, plant and equipment	—	4,304
Long lived asset impairment charges	—	401
Loss on disposal of property, plant and equipment	233	—
Write-off of deferred financing costs	—	566
Stock based compensation	1,992	6,590
Excess tax benefits from stock option exercises	(241)	—
Change in joint venture investment as a result of earnings	(731)	(59)
Provision (benefit) for deferred income taxes	(737)	807
Provision for losses on accounts receivable	84	295
Changes in operating assets and liabilities:
Accounts receivable, net	255	(9,497)
Accounts receivable, due from affiliate	(3,921)	2,739
Insurance claim receivable	—	(5,936)
Inventories	2,375	(20,554)
Prepaid expenses	1,924	(1,626)
Accounts payable	(14,416)	(9,538)
Accounts payable, due to affiliate	1,005	(2,074)
Accrued expenses and taxes	4,344	(9,591)
Other	(1,331)	(479)

Net cash provided by (used in) operating activities	30,982	(6,887)

Investing activities:
Purchases of property, plant and equipment	(36,495)	(38,695)
Property insurance advance on Marmaduke tornado damage	—	10,000
Repayment of note receivable from affiliate (Ohio Castings Company, LLC)	165	494
Investment in joint venture	(8,840)	—
Acquisitions	—	(17,220)

Net cash used in investing activities	(45,170)	(45,421)

Financing activities:
Proceeds from sale of common stock	—	205,275
Offering costs — initial public offering	—	(14,605)
Preferred stock redemption	—	(82,056)
Preferred stock dividends	—	(11,904)
Common stock dividends	(1,912)	(1,273)
Decrease in amounts due to affiliate	—	(20,476)
Majority shareholder capital contribution	—	275
Proceeds from stock option exercises	1,985	—
Excess tax benefits from stock option exercises	241	—
Proceeds from issuance of senior unsecured notes, gross	275,000	—
Offering costs — senior unsecured notes	(4,314)	—
Finance fees related to credit facility	(60)	(265)
Repayment of debt	(65)	(40,253)

Net cash provided by financing activities	270,875	34,718

Increase (decrease) in cash and cash equivalents	256,687	(17,590)
Cash and cash equivalents at beginning of period	40,922	28,692

Cash and cash equivalents at end of period	$297,609	$11,102

RECONCILIATION OF NET EARNINGS TO EBITDA AND ADJUSTED EBITDA
(In thousands)

	Three months ended		Nine months ended
	September 30,		September 30,
	2007	2006	2007	2006

Net earnings	$4,860	$10,994	$29,399	$29,076
Income tax expense	2,861	6,862	17,303	17,405
Interest expense	5,517	103	12,835	1,236
Interest income	(3,986)	(234)	(10,046)	(1,149)
Depreciation	3,457	2,745	10,266	7,602

EBITDA	$12,709	$20,470	$59,757	$54,170

Stock based compensation expense	679	1,526	1,992	6,590
Gain on asset conversion, net	—	(4,323)	—	(4,323)

Adjusted EBITDA	$13,388	$17,673	$61,749	$56,437

EBITDA represents net earnings before income tax expense, interest expense (income), net of depreciation of property, plant and equipment. We believe EBITDA is useful to investors in evaluating our operating performance compared to that of other companies in our industry. In addition, our management uses EBITDA to evaluate our operating performance. The calculation of EBITDA eliminates the effects of financing, income taxes and the accounting effects of capital spending. These items may vary for different companies for reasons unrelated to the overall operating performance of a company’s business. EBITDA is not a financial measure presented in accordance with U.S. generally accepted accounting principles, or U.S. GAAP. Accordingly, when analyzing our operating performance, investors should not consider EBITDA in isolation or as a substitute for net earnings, cash flows from operating activities or other statements of operations or statements of cash flow data prepared in accordance with U.S. GAAP. Our calculation of EBITDA is not necessarily comparable to that of other similarly titled measures reported by other companies.
Adjusted EBITDA represents EBITDA before elimination of stock based compensation expense related to a restricted stock grant, stock options and stock appreciation rights gain on asset conversion related to the involuntary replacement of assets damaged by the tornado in Marmaduke. We believe that Adjusted EBITDA is useful to investors evaluating our operating performance compared to that of other companies in our industry. In addition, these charges are excluded from our calculation of EBITDA under our unsecured senior notes. Management also uses Adjusted EBITDA in evaluating our operating performance. Adjusted EBITDA is not a financial measure presented in accordance with U.S. GAAP. Accordingly, when analyzing our operating performance, investors should not consider Adjusted EBITDA in isolation or as a substitute for net earnings, cash flows from operating activities or other statements of operations or statements of cash flow data prepared in accordance with U.S. GAAP. Our calculation of Adjusted EBITDA is not necessarily comparable to that of other similarly titled measures reported by other companies.